Exhibit 99.1

Echo Therapeutics Submits Pre-Submission Package to FDA for Symphony® CGM System

Philadelphia, PA – June 10, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that it has submitted a pre-submission package to the U.S. Food and Drug Administration (FDA) for the Symphony CGM System for use in the hospital critical care environment.  In conjunction with the pre-submission package, the Company has requested a meeting with the FDA to work cooperatively on the clinical and regulatory plan to support FDA approval of the System.

 “As the Company now begins to sharpen its focus on gaining FDA approval, we are committed to obtaining as much FDA input and agreement as possible regarding the design of the pivotal trial.  The pre-submission with the FDA is a significant milestone on our path to advance Symphony towards U.S. commercialization.  Following the feedback we expect to receive from our meeting with the FDA, we plan to initiate the pivotal U.S. clinical trial for Symphony,” stated Patrick T. Mooney, M.D., Chairman and CEO of Echo Therapeutics.  “Hospital-based continuous glucose monitoring remains a significant unmet need and, to our knowledge, no CGM has yet been cleared or approved by the FDA specifically for use in critical care units.  We will continue to work diligently to complete the clinical and regulatory requirements to pursue this unmet medical need and to make Symphony available to clinicians as quickly as possible. ”

The pre-submission documentation has been submitted to the FDA in order to obtain the Agency’s guidance regarding the U.S. regulatory pathway for Symphony, the proper approach to refining the pivotal trial protocol and endpoints, and preparing the pre-marketing application.

The FDA’s Pre-Submission Program is intended to allow applicants the opportunity to obtain targeted FDA feedback in response to specific questions related to product development, including planned non-clinical evaluations, proposed clinical study protocols, or data requirements, prior to making a submission to the Agency.  For more information on the Pre-Submission Program, visit the FDA website at http://www.fda.gov.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements including, without limitation, the statement regarding our plan to initiate the pivotal U.S. clinical trial for Symphony, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

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